Exhibit 10.5

[***] Certain portions of this exhibit have been omitted because they are not material and the registrant customarily and actually treats that information as private or confidential. Certain exhibits and schedules to these agreements have been omitted pursuant to Item 601 of Regulation S-K.

AMENDMENT NO. 1 TO THE LICENSE AGREEMENT

This Amendment No. 1 to the License Agreement (this “Amendment”), dated January 17, 2024 (the “Amendment Effective Date”), is made by and between Windtree Therapeutics, Inc., a Delaware corporation formerly known as Discovery Laboratories, Inc. (“Windtree”), and Philip Morris Products S.A., a Switzerland corporation (“PMPSA”). Windtree and PMPSA are sometimes referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

BACKGROUND

Windtree and PMPSA are parties to a License Agreement dated March 28, 2008 (the “License Agreement”), and a dispute has arisen between the Parties in respect of the License Agreement (the “Dispute”). Specifically, PMPSA has alleged that Windtree has failed to make required payments under Section 6.2 of the License Agreement in the amount of [***] plus interest thereon and that termination of the License Agreement would not relieve Windtree of its obligation to pay such amounts. In response, Windtree has alleged that Section 6.2 of the License Agreement did not and does not oblige Windtree to make any payments to PMPSA and instead PMPSA only has the right to terminate the License Agreement as a result of Windtree not paying the [***] that PMPSA alleges to be due. The Parties wish to resolve such dispute pursuant to the terms of this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and covenants set forth in this Amendment, the sufficiency of which is acknowledged, the Windtree and PMPSA agree as follows:

1.	Definitions. Capitalized terms used but not defined in this Amendment shall be as defined in the License Agreement.

2.	Payments to PMPSA.

2.1    Within two (2) Business Days after the Amendment Effective Date, Windtree shall pay PMPSA an amount equal to Seventy Five Thousand U.S. Dollars ($75,000).

2.2    No later than the earlier of (a) July 1, 2024 or (b) the date that is five (5) Business Days after the date on which Windtree receives aggregate proceeds from the sale or exercise of its debt or equity securities between the Amendment Effective Date and July 1, 2024 in the amount of at least [***], net of all discounts, commissions, fees (including legal fees) and expenses incurred in respect of such sales or exercises, Windtree shall pay PMPSA an amount equal to Three Hundred Twenty Five Thousand U.S. Dollars ($325,000).

3.	Amendment of Section 6.2. Section 6.2 of the License Agreement is replaced in its entirety with the following:

6.2         Milestone Payments.

6.2.1         For purposes of this Section 6.2, the following terms are defined as follows:

(a)         “EMA” means the European Medicines Agency and any successor agency.

(b)         “NMPA” means National Medical Products Administration of the People’s Republic of China and any successor agency.

(c)         “Phase 3 Trial” means a human clinical trial of a Licensed Product in any country that is (i) sponsored by Discovery or any of its sublicensees or any of its or their respective Affiliates, (ii) consistent with the requirements of 21 C.F.R. § 312.21(c) that is required for receipt of Regulatory Approval of a Licensed Product and (iii) which is intended to gather additional information to evaluate the overall benefit-risk relationship of the Licensed Product and provide an adequate basis for physician labeling.

6.2.2         Discovery shall pay the following one-time, non-refundable and non-creditable milestone payments to PMPSA, each within twenty (20) Business Days after the first achievement of the applicable milestone event indicated below:

Milestone Event	Milestone Payment
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

6.2.3         For the avoidance of doubt, (a) the total amount payable under this Section 6.2 is One Million Four Hundred Thousand U.S. Dollars ($1,400,000) and (b) credits earned by Discovery due to payments of Royalty Shortfall under Section 6.2 as in effect immediately prior to the Amendment Effective Date are fully extinguished.

4.          Amendment of Section 14.2. Section 14.2 of the License Agreement is replaced in its entirety with the following:

14.2         RESERVED.

5.	Release.

5.1    Failure to Pay. If Windtree fails to pay the amount set forth in Section 2.1 of this Amendment by its due date or fails to pay the amount set forth in Section 2.2 of this Amendment by the earlier of July 1, 2024 or the due date described in clause (b) of Section 2.2 of this Amendment (other than non-payment under clause (b) of Section 2.2 of this Amendment upon a showing by Windtree that the conditions for payment in clause (b) of Section 2.2 of this Amendment were not achieved), then:

(a)    Sections 2, 3, 4, 5.2 and 5.3 of this Amendment will be void;

(b)    Section 6.2 and 14.2 of the License Agreement will be reinstated retroactive to the Amendment Effective Date;

(c)    PMPSA will be able to continue to pursue the Dispute concerning its claim for [***] plus any additional royalties under Section 6.2 of the License Agreement that may have accrued between the Amendment Effective Date and the date of Windtree’s failure to pay the amounts set forth in Section 2 of this Amendment plus interest thereon (collectively, “the Claim”) (minus any amounts paid by Windtree under this Amendment);

(d)    Windtree retains all of its defenses to the Dispute and the Claim;

(e)    this Amendment will be considered a settlement discussion for purposes of United States Federal Rule of Civil Procedure Rule 603 and any rule of any other jurisdiction concerning settlement discussions; and

(f)    notwithstanding anything to the contrary in Section 16 of the License Agreement, PMPSA may immediately commence arbitration in respect of the Dispute and the Claim without being required to first proceed with discussions between senior executives under Section 16.2 of the License Agreement or mediation under Section 16.3 of the License Agreement.

5.2    Release. Upon receipt of all payments set forth in Section 2 of this Amendment, PMPSA for itself and for any Person acting for, by, under or through PMPSA hereby irrevocably and forever waives, releases, acquits and discharges Windtree and its Affiliates and their respective current and former directors, officers, agents, representatives and owners and each of their respective successors, heirs, executors and assigns from and against, any claim, suit or proceeding in respect of the Dispute or the Claim. For the avoidance of doubt, this is not a general release of claims between the Parties but only a release of the Dispute and the Claim.

5.3    Acknowledgement of Releases; Covenant Not to Sue. PMPSA understands, acknowledges, accepts and agrees that the release set forth in this Agreement, once effective, is a full and final release of the Dispute and the Claim. Upon the effectiveness of the release under Section 5.2, PMPSA hereby irrevocably covenants to refrain from, directly or indirectly, asserting the Claim, or commencing, instituting or causing to be commenced any action, suit or proceeding of any kind, in respect of the Dispute or the Claim. The Parties agree that if PMPSA, or any party acting on behalf of PMPSA, commences any legal proceeding of any kind whatsoever regarding the Dispute or the Claim after the release in Section 5.2 becomes effective, (a) PMPSA will join with Windtree to take all actions necessary to have such action or legal proceeding immediately dismissed and (b) this Agreement shall serve as a full and complete defense to such legal proceeding in respect of the Dispute and the Claim.

5.4    Representations And Warranties

(a)    By Windtree. Windtree represents and warrants to PMPSA that as of the Amendment Effective Date:

(i)    Windtree is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(ii)    Windtree has the requisite corporate power and authority to execute, deliver and perform its obligations under this Amendment. The execution, delivery and performance of this Amendment, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Windtree.

(iii)    This Amendment has been duly executed and delivered by an authorized signatory of Windtree and, upon execution and delivery of this Amendment by PMPSA to Windtree, constitutes the valid and binding obligation of Windtree, enforceable against Windtree in accordance with its terms.

(iv)    The execution, delivery and performance by Windtree of this Amendment do not (1) contravene or conflict with the organizational documents of Windtree, (2) contravene or conflict with or constitute a default under any material provision of any law binding upon or applicable to Windtree or (3) contravene or conflict with or constitute a default under any material contract or other material agreement or judgment binding upon or applicable to Windtree.

(v)    No consent, approval, license, order, authorization, registration, declaration or filing with or of any government entity or other person is required to be done or obtained by Windtree in connection with (1) the execution and delivery by Windtree of this Amendment, (2) the performance by Windtree of its obligations under this Amendment, or (3) the consummation by Windtree of any of the transactions contemplated by this Amendment.

(b)    By PMPSA. PMPSA represents and warrants to Windtree that as of the Amendment Effective Date:

(i)    PMPSA is a corporation duly organized, validly existing and in good standing under the laws of Switzerland.

(ii)    PMPSA has the requisite corporate power and authority to execute, deliver and perform its obligations under this Amendment. The execution, delivery and performance of this Amendment, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of PMPSA.

(iii)    This Amendment has been duly executed and delivered by an authorized signatory of PMPSA and, upon execution and delivery of this Amendment by Windtree to PMPSA, constitutes the valid and binding obligation of PMPSA, enforceable against PMPSA in accordance with its terms.

(iv)    The execution, delivery and performance by PMPSA of this Amendment do not (1) contravene or conflict with the organizational documents of PMPSA, (2) contravene or conflict with or constitute a default under any material provision of any law binding upon or applicable to PMPSA or (3) contravene or conflict with or constitute a default under any material contract or other material agreement or judgment binding upon or applicable to PMPSA.

(v)    No consent, approval, license, order, authorization, registration, declaration or filing with or of any government entity or other person is required to be done or obtained by PMPSA in connection with (1) the execution and delivery by PMPSA of this Amendment, (2) the performance by PMPSA of its obligations under this Amendment, or (3) the consummation by PMPSA of any of the transactions contemplated by this Amendment.

(vi)    PMPSA has not assigned or in any way conveyed, transferred or sold the Claim or any right to seek compensation for the Claim.

6.    No Other Changes. Except as set forth in this Amendment, the License Agreement remains in full force and effect and is hereby ratified and confirmed. The License Agreement, as modified by this Amendment, constitutes the entire agreement between the Company and the Grantee with respect to the subject matter of the License Agreement and supersedes all other discussions, negotiations, and understandings with respect to such subject matter. Any reference to the License Agreement from and after the date of this Amendment shall be deemed and construed as meaning the License Agreement as modified by this Amendment.

7.    Execution in Counterparts. This Amendment may be executed in two (2) or more counterparts, each of which will be deemed an original but both of which together will constitute one and the same instrument. Delivery of a signed counterpart of this Amendment by electronic means such as facsimile or email transmission will have the same legal effect as delivery in hand of an original ink-signed copy.

(signature page follows)

IN WITNESS WHEREOF, the parties have executed this Amendment effective on the Amendment Effective Date.

WINDTREE THERAPEUTICS, INC.		PHILIP MORRIS PRODUCTS S.A.

By:		By:
	Craig Fraser, Chairman & CEO		Filip Tack, Head of PTI

By:
Luca Rossi, VP Product & Process Technology